UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Louisiana Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 7, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Louisiana Bancorp, Inc. The meeting will be held at our main office located at 1600 Veterans Memorial Boulevard, Metairie, Louisiana, on Thursday, May 8, 2008 at 2:00 p.m., Central Time.

At the annual meeting, you will be asked to elect two directors for three year terms and ratify the appointment of LaPorte Sehrt Romig & Hand as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Each of these matters is more fully described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Louisiana Bancorp, Inc. is sincerely appreciated.

Very truly yours,

Lawrence J. LeBon, III
Chairman of the Board, President and
Chief Executive Officer

LOUISIANA BANCORP, INC.

1600 Veterans Memorial Boulevard

Metairie, Louisiana 70005

(504) 834-1190

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m., Central Time, Thursday, May 8, 2008

PLACE	Louisiana Bancorp, Inc. 1600 Veterans Memorial Boulevard Metairie, Louisiana

ITEMS OF BUSINESS

(1)    To elect two directors for a three-year term expiring in 2011 and until their successors are elected and qualified;

(2)    To ratify the appointment of LaPorte Sehrt Romig & Hand as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(3)    To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of Louisiana Bancorp common stock of record at the close of business on March 26, 2008 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2007 Annual Report is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders whose shares are held in “street” name can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your voting instruction form. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Ivan J. Miestchovich, Ph.D.

Corporate Secretary

Metairie, Louisiana
April 7, 2008

PROXY STATEMENT

OF

LOUISIANA BANCORP, INC.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished to holders of common stock of Louisiana Bancorp, Inc., the parent holding company of Bank of New Orleans. Our Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held at our main office at 1600 Veterans Memorial Boulevard, Metairie, Louisiana, on Thursday, May 8, 2008 at 2:00 p.m., Central Time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This proxy statement is first being mailed to shareholders on or about April 7, 2008.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting, including the election of directors and ratification of our independent registered public accounting firm. In addition, management will report on the performance of Louisiana Bancorp and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, March 26, 2008, are entitled to vote at the meeting. On the record date, we had 6,345,732 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the annual meeting.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Yes. Your broker may vote in his or her discretion on the election of directors and ratification of the independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

All shareholders are invited to attend the annual meeting. Shareholders of record can vote in person at the annual meeting. If your shares are held in street name, then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•

First, you may send a written notice to our Corporate Secretary, Dr. Ivan J. Miestchovich, Louisiana Bancorp, Inc., 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005, in advance of the meeting stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form before the annual meeting. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, you must follow directions from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of outstanding shares that all shareholders are entitled to vote on a particular matter will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of LaPorte Sehrt Romig & Hand for fiscal 2008.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the annual meeting. The two nominees for director receiving the most “for” votes will be elected directors. The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting is required for approval of the proposal to ratify the appointment of LaPorte Sehrt Romig & Hand for fiscal 2008. Abstentions are considered in determining the presence of a quorum and will count as a vote against the proposal to ratify the appointment of the independent registered public accounting firm. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Under applicable rules, the proposals to elect directors and to ratify the appointment of the independent registered public accounting firm are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions will have the effect of a vote against the proposal to ratify the appointment of the independent registered public accounting firm.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING

DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified. One class shall be elected annually. At this meeting, you will be asked to elect one class of directors, consisting of two directors, for a three-year term expiring in 2011 and until their successors are elected and qualified.

Our Board of Directors has recommended the re-election of Messrs. Guarisco and Konrad as directors. No director or nominee for director is related to any other director or executive officer by blood, marriage or adoption, except Lawrence J. LeBon, III and Brian LeBon, who are brothers. Shareholders are not permitted to use cumulative voting for the election of directors. Our Board of Directors has determined that Messrs. Eagan, Guarisco, Konrad and Miestchovich are independent directors as defined in the Nasdaq listing standards.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director, and our continuing directors, all of whom also serve as directors of Bank of New Orleans. The indicated period of service as a director includes service as a director of Bank of New Orleans prior to the organization of Louisiana Bancorp in 2007. All of our directors have served on the Board of Directors of Louisiana Bancorp since its organization in 2007. Ages are reflected as of March 31, 2008.

Nominees for Director for Three-Year Terms Expiring in 2011
Name	Age	Position with Louisiana Bancorp and Principal Occupation During the Past Five Years	Director of Bank of New Orleans Since
Michael E. Guarisco	62	Director. Attorney and manager/member of Guarisco & Cordes, LLC, a law firm in New Orleans, Louisiana since July 2002. Previously, Mr. Guarisco served as a tax consultant for Ernst & Young in New Orleans.	1995

Gordon K. Konrad	66	Director. Chief Executive Officer of Belle Chasse Marine Transportation, Inc., a marine transport service located in Harahan, Louisiana.	1991
The Board of Directors recommends that you vote FOR election of the nominees for director.

Members of the Board of Directors Continuing in Office
Directors Whose Terms Expire in 2009
Name	Age	Position with Louisiana Bancorp and Principal Occupation During the Past Five Years	Director of Bank of New Orleans Since
Marc F. Eagan, Jr.	53	Director. President, Eagan Insurance Agency, Inc., an insurance brokerage agency located in Metairie, Louisiana.	1996

Lawrence J. LeBon, III	60	Chairman of the Board, President and Chief Executive Officer. Mr. LeBon joined Bank of New Orleans in 1978 and has served as President and Chief Executive Officer since 1990.	1985

Directors Whose Terms Expire in 2010
Name	Age	Position with Louisiana Bancorp and Principal Occupation During the Past Five Years	Director of Bank of New Orleans Since
Brian G. LeBon, Sr.	55	Director. Dr. LeBon is self employed as a dentist and is the owner of LeBon Dental in Metairie, Louisiana.	2002

Ivan J. Miestchovich	59	Director and Corporate Secretary. Director and Associate Professor, University of New Orleans, New Orleans, Louisiana.	1993

Executive Officer Who is Not Also a Director

In addition to Mr. Lawrence LeBon, Mr. John LeBlanc, who serves as Senior Vice President and Chief Financial Officer of Louisiana Bancorp, is the only other executive officer of the corporation. Mr. LeBlanc, who is 42 years old, currently also serves as Senior Vice President and Chief Financial Officer of Bank of New Orleans. Previously, Mr. LeBlanc served as Vice President and Chief Financial Officer of the bank as well as various other positions since joining Bank of New Orleans in 1992.

Director Nominations

Nominations for director of Louisiana Bancorp are made by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee and will consider candidates for director suggested by other directors, as well as our management and shareholders. A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary in writing with whatever supporting material the shareholder considers appropriate. Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under “Shareholder Proposals, Nominations and Communications with the Board of Directors.”

The charter of the Nominating and Corporate Governance Committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the board of directors.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2007, the Board of Directors of Louisiana Bancorp met ten times. No director of Louisiana Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Audit Committee. The Board of Directors has established an Audit Committee consisting of Messrs. Eagan, Guarisco (Chairman), Konrad and Miestchovich. The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Form 10-K and monitors Louisiana Bancorp’s adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of four directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Guarisco meets the qualifications established for an audit committee financial expert in the regulations of the Securities and Exchange Commission. The Audit Committee met three times in 2007. The Audit Committee charter as presently in effect is available on our website at www.bankofneworleans.com under the Investor Relations heading.

Nominating and Corporate Governance Committee. It is the responsibility of the Nominating and Corporate Governance Committee to, among other functions, nominate directors for election at the Annual Meeting. The Nominating and Corporate Governance Committee met one time to consider director nominations and recommended nominees to the full Board of Directors for this Annual Meeting. The Nominating and Corporate Governance Committee members are Messrs. Eagan, Guarisco, Konrad and Miestchovich (Chairman). All of the members of the Nominating and Corporate Governance Committee are independent directors, as defined in the Nasdaq listing standards. The committee’s charter is available on our website at www.bankofneworleans.com under the Investor Relations heading.

Compensation Committee. It is the responsibility of the Compensation Committee of Louisiana Bancorp to set the compensation of Louisiana Bancorp’s Chief Executive Officer and Chief Financial Officer as well as the other members of senior management. The Compensation Committee of Louisiana Bancorp met one time in 2007. The members of the Compensation Committee are Messrs. Eagan, Guarisco, Konrad (Chairman) and Miestchovich. Each of the members of the Compensation Committee is an independent director as defined in the Nasdaq listing standards. The committee’s charter is available on our website at www.bankofneworleans.com under the Investor Relations heading.

Code of Conduct and Ethics

Louisiana Bancorp maintains a comprehensive Code of Conduct and Ethics which covers all directors, officers and employees of Louisiana Bancorp and its subsidiaries. The Code of Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to Louisiana Bancorp and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of Louisiana Bancorp. Our Code of Conduct and Ethics specifically imposes standards of conduct on our chief executive officer, chief financial officer, principal accounting officer and other persons with financial reporting responsibilities who are identified in regulations issued by the SEC dealing with corporate codes of conduct.

Our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. A copy of our Code of Conduct and Ethics is available on our website at www.bankofneworleans.com. In accordance with the listing requirements of The Nasdaq Stock Market, we will disclose on the SEC’s Form 8-K, the nature of any amendments to this Code of Conduct and Ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this Code of Conduct and Ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this Code of Conduct and Ethics that has been made known to any of our executive officers.

Directors’ Attendance at Annual Meetings

Directors are expected to attend the annual meeting absent a valid reason for not doing so.

Directors’ Compensation

We do not pay separate compensation to directors for their service on the Board of Directors of Louisiana Bancorp. During 2007, members of Bank of New Orleans’ Board of Directors received $1,250 per month. Members of Bank of New Orleans’ Board committees received $250 per committee meeting, only if attended. Board fees are subject to periodic adjustment by the Board of Directors.

The table below summarizes the total compensation paid to our non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Marc F. Eagan, Jr.	$16,000	$—	$16,000
Michael E. Guarisco	16,250	—	16,250
Gordon K. Konrad	18,500	—	18,500
Brian G. LeBon, Sr	15,500	—	15,500
Ivan J. Miestchovich, Ph.D	18,750	—	18,750

Directors may defer the receipt of the Board and committee fees pursuant to the Bank of New Orleans Directors’ Nonqualified Deferred Compensation Plan. Amounts which are deferred can be credited to either a cash account which earns a rate of interest equivalent to a two-year certificate, or invested in Company common stock. At December 31, 2007 all participants in the Deferred Compensation Plan have elected to have their funds invested in Company common stock. All deferred amounts are paid upon a director’s termination of service.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Louisiana Bancorp’s audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm, their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Louisiana Bancorp’s Annual Report on Form 10-K for fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Marc F. Eagan, Jr.
Michael E. Guarisco (Chairman)
Gordon K. Konrad
Ivan J. Miestchovich

MANAGEMENT COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid by Bank of New Orleans for services rendered in all capacities during the years ended December 31, 2007 and 2006 to our principal executive officer and the only other executive officer whose total compensation exceeded $100,000 during 2007. Louisiana Bancorp, the holding company of Bank of New Orleans, has not paid separate cash compensation to our executive officers.

Name and Principal Position	Year	Salary	Bonus	Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Lawrence J. LeBon, III Chairman of the Board, President and Chief Executive Officer	2007	$215,000	$68,958	$—	$142,123	$426,081
	2006	187,079	58,595	—	335,547	581,224

John LeBlanc Senior Vice President and Chief Financial Officer	2007	78,931	23,289	—	38,548	140,268
	2006	75,173	20,932	—	23,789	119,894

(1)	In 2007, includes an employer contribution to the Bank’s profit sharing plan, health insurance benefits, club dues and employer matching contribution under the Bank’s 401(k) plan, contributions under Louisiana Bancorp’s employee stock ownership plan, contributions under the Bank’s supplemental executive retirement plan and, with respect to Mr. LeBon, automobile expense.

During the year ended December 31, 2007, Louisiana Bancorp did not grant any equity awards, such as stock options and restricted stock, and had no such awards outstanding as of December 31, 2007.

Benefit Plans and Agreements

Supplemental Executive Retirement Agreements. In December 2006, Bank of New Orleans entered into a supplemental executive retirement agreement with its President, Lawrence J. LeBon, III. The agreement provides that Mr. LeBon shall be entitled to receive a fixed annual benefit of $100,000 per year for 10 years upon Mr. LeBon’s retirement at age 65. In the event Mr. LeBon’s employment is terminated prior to his normal retirement age, other than in the event of death, disability or in connection with or following a change in control, he will be entitled to receive whatever amounts have been accrued under the agreement. In the event of Mr. LeBon’s death, disability or termination after a change in control prior to his normal retirement age, he shall be entitled to receive the full supplemental retirement benefit of $100,000 for 10 years.

In March 2007, Bank of New Orleans entered into a supplemental executive retirement agreement with its Senior Vice President and Chief Financial Officer, John LeBlanc. Under the terms of the agreement with Mr. LeBlanc, Bank of New Orleans credits Mr. LeBlanc with an amount equal to 10% of his base salary on an annual basis. Interest is credited on such account at a rate equal to the average of the bank’s average cost of funds and the average yield on the bank’s interest earning assets for the year. Mr. LeBlanc will be 75% vested in the account balance at age 55 and shall vest an additional 2.5% per year until age 65, when be shall be 100% vested. Mr. LeBlanc shall be 100% vested in the account upon death, disability, termination without cause or termination following a change in control.

Employee Stock Ownership Plan. In connection with the conversion, we established an employee stock ownership plan for our employees effective upon the conversion. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the employee stock ownership plan.

In July 2007, in order to fund the purchase of 507,659 shares or 8.0% of the common stock issued in the conversion, the employee stock ownership plan borrowed $5.1 million from Louisiana Bancorp. Such loan equaled 100% of the aggregate purchase price of the common stock acquired by the employee stock ownership plan. The loan will be repaid principally from Bank of New Orleans’ contributions to the employee stock ownership plan and the collateral for the loan is the common stock purchased by the employee stock ownership plan. The term of the loan is 20 years. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants.

Shares purchased by our employee stock ownership plan with the loan proceeds are held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s compensation to the total compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Upon the completion of six years of service, the account balances of participants within the employee stock ownership plan will become 100% vested. Credit is given for years of service with Bank of New Orleans prior to adoption of the employee stock ownership plan. In the case of a “change in control,” as defined in the employee stock ownership plan, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

Our employee stock ownership plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

Employment Agreements. In July 2007, Bank of New Orleans entered into employment agreements with Messrs. LeBon and LeBlanc. Pursuant to the agreements, Messrs. LeBon and LeBlanc will serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, for a term of three years commencing upon execution of the agreements. On each day during the term of the employment period, the terms of the employment agreements are automatically extended for one additional day unless Bank of New Orleans or the executive gives notice to the other party not to extend the agreements. At least annually, the Board of Directors of Bank of New Orleans will consider whether to continue to renew the employment agreements. The employment agreements provide for current base salaries of $225,750 and $82,878 for Messrs. LeBon and LeBlanc, respectively. Such salaries may be increased at the discretion of the Board of Directors of Bank of New Orleans but may not be decreased during the term of the agreements without the prior written consent of Messrs. LeBon or LeBlanc.

The employment agreements are terminable with or without cause by Bank of New Orleans. The employment agreements provide that in the event of a wrongful termination of employment (including a voluntary termination by Messrs. LeBon or LeBlanc as a result of a material breach of the agreement by Bank of New Orleans or for “good reason” following a change in control of Louisiana Bancorp or Bank of New Orleans, including a change in the executive’s position, salary or duties without his consent), each of Messrs. LeBon and LeBlanc would be entitled to (1) an amount of cash severance which is equal to three times the sum of his base salary as of the date of termination plus his prior year’s bonus and (2) continued participation in certain employee benefit plans of Bank of New Orleans, including medical and dental plans, until the earlier of 36 months or the date the executive receives substantially similar benefits from full-time employment with another employer. The employment agreements with Bank of New Orleans provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by Bank of New Orleans for federal income tax purposes. Parachute payments generally are payments equal to or greater than three times the executive’s base amount, which is defined to mean the executive’s average annual compensation from the employer includable in the executive’s gross income during the most recent five taxable years ending before the year in which a change in control of the employer occurs. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Louisiana Bancorp has also entered into employment agreements with Messrs. LeBon and LeBlanc which are on terms substantially similar to the agreements with Bank of New Orleans, except as provided below. The Louisiana Bancorp agreements provide that severance payments payable to Messrs. LeBon and LeBlanc by Louisiana Bancorp shall include the amount by which the severance benefits payable by Bank of New Orleans are reduced as a result of Section 280G of the Code, if the parachute payments exceed 105% of three times the executive’s “base amount” as defined in Section 280G of the Code. If the parachute payments are not more than 105% of the amount equal to three times the executive’s base amount, the severance benefits payable by Louisiana Bancorp will be reduced so they do not constitute “parachute payments” under Section 280G of the Code. In addition, the agreements with Louisiana Bancorp provide that Louisiana Bancorp shall reimburse Messrs. LeBon and LeBlanc for any resulting excise taxes payable by them, plus such additional amount as may be necessary to compensate them for the payment of state and federal income, excise and other employment-related taxes on the additional payments. Under the employment agreements, the executive’s compensation, benefits and expenses will be paid by Louisiana Bancorp and Bank of New Orleans in the same proportion as the time and services actually expended by the executives on behalf of each company.

2007 Stock Option Plan and 2007 Recognition Plan. In February 2008, shareholders approved our 2007 Stock Option Plan and our 2007 Recognition and Retention Plan. Pursuant to the terms of the 2007 Stock Option Plan, options to acquire up to 634,573 shares of Company common stock may be granted to employees and directors. Pursuant to the terms of the 2007 Recognition and Retention Plan, awards of up to 253,829 shares of restricted common stock of the Company may be granted to employees and directors. Under both of these stock benefit plans, awards may vest no faster than 20% per year, beginning one year from the date of grant. However, under both plans, vesting of any award is accelerated upon the death or disability of a recipient or upon a change-in-control of the Company. Initial awards were made under the 2007 Stock Option Plan and 2007 Recognition and Retention Plan in February 2008.

Life Insurance Benefits. The Bank maintains a life insurance policy on each of Messrs. LeBon and LeBlanc with a death benefit of $150,000 on each policy.

Disability Benefits. Messrs. LeBon and LeBlanc would be entitled to receive monthly disability benefits in the event of termination of employment due to disability, for as long as they remained disabled, up to age 65, minus any Social Security or other disability benefits to which they would be entitled. The monthly disability benefits equal the lesser of 60% of the executive’s monthly base salary or $10,000 minus other income.

Vacation and Sick Leave. Employees of Bank of New Orleans are credited with vacation and sick leave each calendar year based on position and tenure. Employees are not paid for accrued but unused sick leave if their employment is terminated. In addition, vacation leave is not able to be carried forward from one year to the next. However, employees are paid for any accrued but unused vacation leave upon termination of employment.

Vested Tax-Qualified Retirement Plan. Messrs. LeBon and LeBlanc would be entitled to receive their vested benefits under our 401(k) plan in accordance with the terms of the tax-qualified plan in the event of termination of employment.

Related Party Transactions

Loans and Extensions of Credit. Bank of New Orleans offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans. These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated person except the bank waives the origination fees on real estate loans made to all employees and directors. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features to Bank of New Orleans.

The table below lists all outstanding loans during the indicated years made by Bank of New Orleans to related persons, which in this case consists solely of directors, where the amount involved exceeds $120,000 and loan origination fees were waived. In each case, the loans listed are loans to directors secured by real estate where, consistent with our policy for all employees and directors, the typical 1.0% loan origination fee was waived.

Name and Position	Year Ended December 31,		Largest Principal Amount Outstanding during Year	Amount Outstanding at Year-End	Amounts Paid During Year		Interest Rate
					Principal	Interest
Marc F. Eagan, Jr.,	2007		$233,369	$222,961	$10,408	$11,791	5.625%
Director	2006		245,000	233,369	11,631	14,606	5.625

Michael E. Guarisco,	2007		178,616	153,854	24,762	7,950	4.750
Director	2006		202,233	178,616	11,668	9,096	4.750

Gordon K. Konrad,	2007	(a)	432,134	390,643	41,491	25,061	5.980
Director(1)		(b)	414,932	357,057	57,875	24,294	6.250
	2006	(a)	471,187	432,134	39,053	27,499	5.980
		(b)	469,310	414,932	53,378	27,792	6.250

Ivan J. Miestchovich,	2007		206,479	203,519	2,960	12,304	6.000
Director	2006		210,000	206,479	3,521	8,421	6.000

(1)	Mr. Konrad had two loans with preferential terms during the periods.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as Bank of New Orleans, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth as of March 26, 2008, the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of Louisiana Bancorp, (iii) certain executive officers of Louisiana Bancorp, and (iv) all directors and executive officers of Louisiana Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of March 26, 2008(1)		Percent of Common Stock
Homestead Partners L.P.	625,900	(2)	9.9%
565 Fifth Avenue, 22nd Floor
New York, New York 10017

MFP Investors, LLC	567,100	(3)	8.9
51 John F. Kennedy Parkway, 2nd Floor
Short Hills, New Jersey 07078

Sandler O'Neill Asset Management, LLC	438,400	(4)	6.9
780 Third Avenue, 5th Floor
New York, New York 10017

Louisiana Bancorp, Inc. Employee Stock Ownership Plan	494,968	(5)	8.0
c/o Louisiana Bancorp, Inc.
1600 Veterans Memorial Boulevard
Metairie, Louisiana 70005

Directors:
Marc F. Eagan, Jr.	50,902	(6)	0.8
Michael E. Guarisco	50,861	(7)	0.8
Gordon K. Konrad	34,965	(8)	0.6
Brian G. LeBon, Sr.	31,284	(9)	0.5
Lawrence J. LeBon, III	42,305	(10)(11)	0.7
Ivan J. Miestchovich, Ph.D.	13,600	(12)	0.2

Other Named Executive Officers:
John P. LeBlanc	17,046	(11)(13)	0.3

All Directors and Executive Officers as a group (7 persons)	240,963		3.8

(1)	Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares and none of the shares are pledged.

(Footnotes continued on following page)

(2)	Based on a Schedule 13D filed with the SEC on July 25, 2007 by Homestead Partners LP, a Delaware limited partnership, Arles Partners LP, a New York limited partnership, Arles Advisors Inc., a New York corporation, and Warren Mackey. Arles Advisors is the general partner of Homestead Partners and Arles Partners. The sole shareholder, director and executive officer of Arles Advisors is Warren A. Mackey. By virtue of his position with Arles Advisors, Mr. Mackey has the sole investment discretion and voting authority with respect to the shares owned by Homestead Partners and Arles Partners. Arles Partners, as general partner of Homestead Partners and Arles Partner, may be deemed to beneficially own 600,900 shares owned by these partnerships. Mr. Mackey, as sole shareholder, director and executive officer of Arles Advisors, also may be deemed to beneficially own the shares owned by the partnerships and 25,000 shares beneficially owned by him. By virtue of his positions, Mr. Mackey has the sole authority to vote and dispose of the 625,900 shares.
(3)	Based on a Schedule 13G/A filed with the SEC on February 13, 2008 by MFP Investors LLC, a registered investment advisor, MFP Partners LP and Michael Price, the controlling person of MFP Investors. MFP Investors is deemed to beneficially own 567,100 shares and MFP Partners (a client of MFP Investors) has the shared power to vote 442,000 of the shares.
(4)	Based on a Schedule 13F filed with the SEC on February 14, 2008 by Sandler O’Neill Asset Management LLC, a New York limited liability company (“SOAM”) and a Schedule 13D/A filed with the SEC on September 17, 2007 by (i) SOAM with respect to shares beneficially owned by Malta Partners, LP, a Delaware limited partnership (“MP”), Malta Hedge Fund, L.P., a Delaware limited partnership (“MHP”), Malta Hedge Fund II, L.P., a Delaware limited partnership (“MHPII”), and Malta Offshore, Ltd., a Cayman Islands company (“MO”),(ii) SOAM Holdings, LLC, a Delaware limited liability company (“Holdings”), with respect to shares beneficially owned by MP, MHF and MHFII, (iii) MP, with respect to shares beneficially owned by it, (iv) MHF, with respect to shares beneficially owned by it, (v) MHFII, with respect to shares beneficially owned by it, (vi) MO, with respect to shares beneficially owned by it, and (vii) Terry Maltese, with respect to shares beneficially owned by MP,MHF, MHFII, and MO; and as managing member of SOAM Ventures, LLC, a Delaware limited liability company (“Ventures”), with respect to shares beneficially owned by SOAM Capital Partners, LP, A Delaware limited partnership (“SCP”), of which Ventures is the management company. The sole general partner of MP, MHF and MHFII is Holdings, and administrative and management services for the partnerships are provided by SOAM. SOAM also provides management services to MO. The managing member and president of Holdings and SOAM is Mr. Maltese. In his capacity as president and managing member of Holdings, Ventures and SOAM, Mr. Maltese exercises voting and dispositive power over all shares beneficially owned by MP, MHF, MHFII, SCP, MO, SOAM and Holdings. The non-managing member of Holdings and SOAM is Sandler O’Neill Holdings, LLC, a New York limited liability company. MP beneficially owned 31,700 shares; MHF beneficially owned 33,000 shares; MHFII beneficially owned 167,800 shares; MO beneficially owned 102,500 shares; SCP beneficially owned 88,000 shares; SOAM owned directly no shares but may be deemed to beneficially own 423,000 shares by reason of its position as management company for MP, MHP, MHPII, MO and SCP; Holdings owned directly no shares but may be deemed to beneficially own 232,500 shares by reason of its position as general partner of MP, MHP and MHPII; and Mr. Maltese owned directly no shares but may be deemed to beneficially own 423,000 shares by reason of his position as president of Holdings and SOAM.
(5)	As of December 31, 2007, 12,691 shares held in the Louisiana Bancorp Employee Stock Ownership Plan (“ESOP”) trust had been allocated to the accounts of participating employees. Amounts held by the plan trustees, Messrs. Lawrence J. LeBon, III, John LeBlanc and Michael Guarisco, reflect shares allocated to their individual accounts in the ESOP, in the cases of Messrs. LeBon and LeBlanc, and exclude all other shares held in the trust. Under the terms of the ESOP, the plan trustees vote all allocated shares in accordance with the instructions of the participating employees. Any unallocated shares are generally required to be voted by the plan trustee in the same ratio on any matter as to those shares for which instructions are given by the participant’s under the ESOP provisions.
(6)	Includes 11,800 shares held by Mr. Eagan as custodian for his son, 43 shares held by Mr. Eagan’s son, 5,962 shares held by Mr. Eagan’s wife as custodian for their daughter, 8,097 shares held in the Bank of New Orleans deferred compensation plan and 25,000 held by Eagan Insurance Agency, Inc. of which Mr. Eagan is president.
(7)	Includes 17,572 shares held jointly with Mr. Guarisco’s wife, 8,289 shares held in the Bank of New Orleans deferred compensation plan and 25,000 shares held by Ambassador Capital, LLC of which Mr. Guarisco is managing partner.
(8)	Includes 5,000 shares held by Mr. Konrad’s wife, 2,000 shares held by Mr. Konrad’s wife as custodian for their son and 9,121 shares held in the Bank of New Orleans deferred compensation plan.
(9)	Includes 7,790 shares held in the Bank of New Orleans deferred compensation plan.
(10)	Includes 33,985 shares held in the Bank of New Orleans 401(k) plan, 10,000 shares held in a trust for Mr. LeBon's nephews for which Mr. LeBon is trustee and 1,682 shares allocated to Mr. LeBon’s account in the ESOP, over which Mr. LeBon has voting power.
(11)	Does not include shares held in the 2007 recognition and retention plan, which are voted by the trustees of the plan, Lawrence J. LeBon, III and John LeBlanc.
(12)	Includes 13,600 shares held jointly with Mr. Miestchovich’s wife.
(13)	Includes 1,281 shares held jointly with Mr. LeBlanc’s wife, 15,000 shares held in the Bank of New Orleans 401(k) plan and 765 shares allocated to Mr. LeBlanc’s account in the ESOP, over which Mr. LeBlanc has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Louisiana Bancorp’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation to furnish Louisiana Bancorp with copies of all Section 16(a) forms they file. We know of no person who owns 10% or more of our common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the year ended December 31, 2007, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL TWO)

The Audit Committee of the Board of Directors of Louisiana Bancorp has appointed LaPorte Sehrt Romig & Hand, independent registered public accounting firm, to perform the audit of our financial statements for the year ending December 31, 2008, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

We have been advised by LaPorte Sehrt Romig & Hand that neither that firm nor any of its associates has any relationship with Louisiana Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients. LaPorte Sehrt Romig & Hand will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint LaPorte Sehrt Romig & Hand as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by LaPorte Sehrt Romig & Hand is compatible with maintaining their independence. During 2007, LaPorte Sehrt Romig & Hand performed auditing services as well as reviewed our public filings. The Audit Committee believes that LaPorte Sehrt Romig & Hand’s performance of these services is compatible with maintaining the independent registered public accounting firm’s independence.

Audit Fees

The following table sets forth the aggregate fees paid by us to LaPorte Sehrt Romig & Hand for professional services rendered by LaPorte Sehrt Romig & Hand in connection with the audit of Louisiana Bancorp’s consolidated financial statements for 2007 and 2006, as well as the fees paid by us to LaPorte Sehrt Romig & Hand for audit-related services, tax services and all other services rendered by LaPorte Sehrt Romig & Hand to us during fiscal 2007 and 2006.

	Year Ended December 31,
	2007	2006
Audit fees	$34,000	$33,400
Audit-related fees (1)	36,000	15,000
Tax fees (2)	7,900	7,150
All other fees (3)	13,395	—

Total	$91,295	$55,550

(1)

Fees for assurance and related services in 2007 pertain to the review of Louisiana Bancorp’s registration statement for its initial public offering and in 2006 pertain to audits of prior financial statements required in order to provide the auditor with the level of assurance necessary to express an opinion in connection with the registration statement.
(2)	Tax fees consist of fees paid in connection with preparation of federal and state income tax returns and other tax related services.
(3)	All other fees include fees related to the review of quarterly financial statements and press releases, as well as other accounting consultation services.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Louisiana Bancorp. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.

Each new engagement of LaPorte Sehrt Romig & Hand was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission’s rules.

The Board of Directors recommends that you vote FOR the ratification of the appointment of LaPorte Sehrt Romig & Hand as our independent registered public accounting firm for the year ending December 31, 2008.

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS

WITH THE BOARD OF DIRECTORS

Shareholder Proposals. Any proposal which a shareholder wishes to have included in the proxy materials of Louisiana Bancorp relating to the next annual meeting of shareholders of Louisiana Bancorp, which is anticipated to be held in May 2009, must be made in writing and filed with the Corporate Secretary, Dr. Ivan J. Miestchovich, Louisiana Bancorp, 1600 Veterans Memorial Boulevard, Metairie, Louisiana, 70005, no later than December 8, 2008. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in Louisiana Bancorp’s proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Article 9, Section D of Louisiana Bancorp’s Article 6.F of our Articles of Incorporation. Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices 120 days before the anniversary date of the date of mailing of our proxy materials, for the immediately preceding annual meeting. The notice must include the information required by Article 9, Section D of our Bylaws.

Shareholder Nominations. Our Bylaws provide that all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice and information requirements contained in Article 6.F of our Articles of Incorporation. Written notice of a shareholder nomination generally must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders 120 days before the anniversary date of the date of mailing of our proxy materials, for the immediately preceding annual meeting.

Other Shareholder Communications. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Louisiana Bancorp, Inc., c/o Dr. Ivan J. Miestchovich, Corporate Secretary, at 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005. Dr. Miestchovich will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

A copy of Louisiana Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Form 10-K for the year ended December 31, 2007. Such written requests should be directed to Corporate Secretary, Louisiana Bancorp, Inc., 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Louisiana Bancorp. Louisiana Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Louisiana Bancorp’s common stock. In addition to solicitations by mail, directors, officers and employees of Louisiana Bancorp may solicit proxies personally or by telephone without additional compensation.

☒ Please Mark Votes As in This Example	LOUISIANA BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS	REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LOUISIANA BANCORP, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2008 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Louisiana Bancorp, Inc. or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Louisiana Bancorp, Inc. held of record by the undersigned on March 26, 2008 at the Annual Meeting of Shareholders to be held at the main office of Louisiana Bancorp, located at 1600 Veterans Memorial Boulevard, Metairie, Louisiana on Thursday, May 8, 2008, at 2:00 p.m., Central Time, or at any adjournment thereof.

1. ELECTION of directors for three year term.

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

NOMINEES for three-year term expiring in 2011:        Michael E. Guarisco and Gordon K. Konrad

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. PROPOSAL to ratify the appointment of LaPorte Sehrt Romig & Hand as Louisiana Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all the nominees listed above and “FOR” the ratification of LaPorte Sehrt Romig & Hand.

THE SHARES OF LOUISIANA BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF LOUISIANA BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

☐	Detach above card, sign, date and mail in postage paid envelope provided.	☐

LOUISIANA BANCORP, INC.

The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Louisiana Bancorp, Inc. and the accompanying Proxy Statement and Annual Report for the year ended December 31, 2007, prior to the signing of this proxy.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE BALLOT IN THE ENVELOPE PROVIDED.

BANK OF NEW ORLEANS

EMPLOYEES’ SAVINGS AND PROFIT SHARING PLAN

VOTING INSTRUCTION BALLOT

LOUISIANA BANCORP, INC.
☒ Please Mark Votes	ANNUAL MEETING OF SHAREHOLDERS
As in This Example

The undersigned hereby instructs the Trustee of the Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”) of Bank of New Orleans to vote, as designated below, all the shares of common stock of Louisiana Bancorp, Inc. allocated to my 401(k) Plan account as of March 26, 2008 at the Annual Meeting of Shareholders to be held at Louisiana Bancorp’s main office located at 1600 Veterans Memorial Boulevard, Metairie, Louisiana, on Thursday, May 8, 2008, at 2:00 p.m., Central Time, or at any adjournment thereof.

1. ELECTION of directors for three year term.

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

NOMINEES for three year term expiring in 2011:        Michael E. Guarisco and Gordon K. Konrad

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. PROPOSAL to ratify the appointment of LaPorte Sehrt Romig & Hand as Louisiana Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all the nominees listed above and “FOR” the ratification of LaPorte Sehrt Romig & Hand.

THE SHARES OF LOUISIANA BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF LOUISIANA BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE TRUSTEE.

IF YOUR BALLOT IS NOT RECEIVED, THE SHARES OF LOUISIANA BANCORP COMMON STOCK ALLOCATED TO YOUR 401(K) PLAN ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS SHARES OF LOUISIANA BANCORP FOR WHICH DIRECTIONS HAVE BEEN RECEIVED, UNLESS THE BANK OF NEW YORK DETERMINES TO VOTE OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Louisiana Bancorp, Inc. and the accompanying Proxy Statement and Annual Report for the year ended December 31, 2007 prior to the signing of this card.

Please sign this card exactly as your name appears on this card. When signing in a representative capacity, please give title.

Please be sure to sign and date this Card.	Date

Participant sign above

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE BALLOT IN THE ENVELOPE PROVIDED.

LOUISIANA BANCORP, INC.

April 7, 2008

To:	Participants in the Bank of New Orleans Employees’ Savings and Profit Sharing Plan (the “401(k) Plan”)

Re:	Instructions for voting shares of Louisiana Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Louisiana Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Louisiana Bancorp allocated to your account in the Bank of New Orleans 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, 2007 Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the 401(k) Plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot. In order to be effective, your Voting Instruction Ballot must be received no later than May 2, 2008. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by The Bank of New York, as trustee for the 401(k) Plan.

We urge each of you to vote, as a means of participating in the governance of the affairs of Louisiana Bancorp. If your voting instructions are not received, the shares allocated to your 401(k) Plan account will be voted in the same proportion as shares of Louisiana Bancorp in the plan for which directions have been received, unless The Bank of New York determines to vote otherwise, consistent with its obligations under ERISA. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account under the 401(k) Plan. If you also own shares of Louisiana Bancorp common stock outside of the 401(k) Plan, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

/s/ Lawrence J. LeBon, III
Lawrence J. LeBon, III
Chairman, President and
Chief Executive Officer

LOUISIANA BANCORP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION BALLOT

LOUISIANA BANCORP, INC.
☒ Please Mark Votes	ANNUAL MEETING OF SHAREHOLDERS
As in This Example

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan (the “ESOP”) of Louisiana Bancorp, Inc. to vote, as designated below, all the shares of common stock of Louisiana Bancorp, Inc. allocated to my ESOP account as of March 26, 2008 at the Annual Meeting of Shareholders to be held at Louisiana Bancorp’s main office located at 1600 Veterans Memorial Boulevard, Metairie, Louisiana, on Thursday, May 8, 2008, at 2:00 p.m., Central Time, or at any adjournment thereof.

1. ELECTION of directors for three year term.

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

NOMINEES for three year term expiring in 2011:        Michael E. Guarisco and Gordon K. Konrad

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. PROPOSAL to ratify the appointment of LaPorte Sehrt Romig & Hand as Louisiana Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote “FOR” all the nominees listed above and “FOR” the ratification of LaPorte Sehrt Romig & Hand.

THE SHARES OF LOUISIANA BANCORP’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR RATIFICATION OF LOUISIANA BANCORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND OTHERWISE AT THE DISCRETION OF THE TRUSTEES.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Louisiana Bancorp, Inc. and the accompanying Proxy Statement and Annual Report for the year ended December 31, 2007 prior to the signing of this card.

Please sign this card exactly as your name appears on this card. When signing in a representative capacity, please give title.

Please be sure to sign and date this Card.	Date

Participant sign above

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE BALLOT IN THE ENVELOPE PROVIDED.

LOUISIANA BANCORP, INC.

April 7, 2008

To:	Participants in the Louisiana Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”)

Re:	Instructions for voting shares of Louisiana Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Louisiana Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Louisiana Bancorp allocated to your account in the Louisiana Bancorp ESOP will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, 2007 Annual Report to Shareholders and Voting Instruction Ballot. After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the ESOP by marking, dating, signing and returning the enclosed Voting Instruction Ballot. In order to be effective, your Voting Instruction Ballot must be received no later than May 2, 2008. Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees of the ESOP.

We urge each of you to vote, as a means of participating in the governance of the affairs of Louisiana Bancorp. If your voting instructions are not received, the shares allocated to your ESOP account will generally not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your account under the ESOP. If you also own shares of Louisiana Bancorp common stock outside of the ESOP, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

/s/ Lawrence J. LeBon, III
Lawrence J. LeBon, III
Chairman, President and
Chief Executive Officer